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EXHIBIT 99.1

      OVERHILL FARMS TO ISSUE 2007 THIRD QUARTER EARNINGS ON AUGUST 8, 2007

LOS ANGELES, - JULY 26, 2007 - OVERHILL FARMS, INC. (AMEX: OFI), today announced that the Company anticipates announcing third quarter 2007 earnings on Wednesday, August 8, 2007.

Overhill Farms has typically released third-quarter earnings near the end of July. This year the Company is allowing sufficient time for completion of Sarbanes-Oxley requirements.

The Company also announced that it is now included in the Russell Microcap
Index.

Overhill Farms, Inc., is a leading value-added manufacturer of high quality custom prepared frozen food products for branded retail, private label, foodservice and airline customers.

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Contacts:

James Rudis, Chairman, President and CEO
Overhill Farms, Inc.
323-582-9977

Alexander Auerbach
Auerbach & Co. Public Relations
1-800-871-2583
auerbach@aapr.com